FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is entered into as of October 27, 2011, by and between ●, an Illinois limited liability company, its successors or assigns (“Lender”), and Kedem Pharmaceuticals Inc. (formerly known as Global Health Ventures Inc. (“Global”), a Nevada corporation (“Borrower”).

A. Borrower previously sold and issued to Lender that certain Debenture dated March 19, 2010 in the amount of Four Million Two Hundred Thousand Dollars ($4,200,000) (the “Debenture”).

B. On September 23, 2011, Global merged with Kedem Pharmaceuticals Inc., wherein Global was the surviving entity and Global changed its name from Global Health Ventures Inc. to Kedem Pharmaceuticals Inc.

C. The Debenture was issued pursuant to a Securities Purchase Agreement dated March 19, 2010 between Lender and Borrower (the “Purchase Agreement,” and together with the Debenture and all other documents entered into in conjunction therewith, including any amendments, exchanges, waivers, or prior forbearance agreements, the “Loan Documents”).

D. On September 19, 2011, Borrower failed to maintain DWAC eligibility, which is a default under Section 7(i) of the Debenture (the “Debenture Default”) and on such date Lender delivered a notice of default to Borrower.

E. As a result of the Debenture Default, the Debenture is currently due and payable at the rate of one hundred ten percent (110%) of the sum of such principal amount outstanding immediately before such Debenture Default, and all interest, fees, costs, and penalties are accruing interest at a rate of twelve percent (12%) per annum. Certain additional penalties, fees, and costs have also accrued thereunder as a result of the Debenture Default.

F. As a result of the Debenture Default, as of the date hereof the outstanding balance of the Debenture, including legal fees (as provided in Section 3 hereof) is Two Million Five Hundred Seven Thousand Forty-Two Dollars and Sixty-Two Cents ($2,507,042.62) with interest accruing at the rate of twelve percent (12%) per annum and certain additional adjustments, penalties, fees, and costs continuing to accrue (the “Debenture Balance”).

G. Lender is entitled, based on the Debenture Default, to exercise any and all remedies available under the Debenture and the other Loan Documents to collect all amounts due under the Debenture, including, without limitation, acceleration of the Debenture Balance and demanding immediate payment in full.

H. On October 18, 2011, Lender delivered a “Demand for Payment Due to Default”, to Borrower, wherein Lender accelerated the maturity date and demanded immediate payment in full for all amounts due and payable under the Debenture.

I. Borrower has requested that Lender forbear from exercising its rights and pursuing remedies currently available to it against Borrower under the Debenture, the Purchase Agreement, and the other Loan Documents.

J. Lender has agreed, subject to the terms, conditions and understandings set forth in this Agreement, to reduce the Debenture Balance by Twenty-Five Thousand Dollars ($25,000), to extend the original maturity date by six (6) months, and to refrain and forbear temporarily from exercising and enforcing any of its remedies against Borrower resulting from the Debenture Default as provided in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties acknowledge, confirm, and agree as follows:

1. Recitals. The recitals set forth above in this Agreement are true and accurate, are contractual in nature, are not mere recitals, and are hereby incorporated into and made a part of this Agreement.

2. Forbearance.

(a) Subject to the terms, conditions and understandings contained in this Agreement, Lender hereby agrees to refrain and forbear from exercising and enforcing any of its remedies under the Debenture, the Loan Documents or under applicable laws, with respect to the Debenture Default, until September 18, 2014 (the “Forbearance”). In addition, Lender has agreed to forgive Twenty-Five Thousand Dollars ($25,000) currently owing under the Debenture, to extend the original maturity date of the Debenture by six months, and to waive its rights to accelerate the Debenture Balance and to demand immediate payment in full.

(b) To induce Lender to enter into this Agreement, Borrower has agreed to enter into that certain Exchange Agreement of even date herewith substantially in the form attached hereto as Exhibit A (the “Exchange Agreement”); wherein, Borrower and Lender will exchange the Debenture for that certain Secured Convertible Promissory Note of even date herewith and substantially in the form attached hereto as Exhibit B (the “Note”). The Purchase Agreement and each of the other Loan Documents shall remain in full force and effect. The Note shall be secured by all of the assets of the Borrower according to the terms of that certain Security Agreement of even date herewith substantially in the form attached hereto as Exhibit C (the “Security Agreement”).

(c) Together with its execution of this Agreement, Borrower shall execute a Judgment by Confession substantially in the form attached hereto as Exhibit D (the “Confession”), which, in addition to any other rights or remedies Lender may have under this Agreement, the Loan Documents or applicable law, Lender may, in its sole discretion, cause to be entered into a court of competent jurisdiction upon Borrower’s default of any provision set forth in this Agreement, the Note, or any of the other Loan Documents. The Confession shall provide for a judgment against Borrower equal to the Judgment Amount (as defined in the Confession).

(d) Borrower understands that the Forbearance shall terminate immediately upon the occurrence of any material breach of this Agreement or upon the occurrence of any Event of Default (as defined in the Note) after the date hereof and that upon the earlier of the termination of the Forbearance, Borrower’s breach of any term or provision in this Agreement, or the occurrence of any Event of Default, Lender may, in Lender’s sole and absolute discretion, pursue all remedies available to it under the terms of this Agreement, the Note, the other Loan Documents, or applicable law.

3. Legal Fees. Borrower owes Ten Thousand Dollars ($10,000) to Lender for legal fees, as provided by Section 8 of the Debenture, associated with both collecting on the Debenture and preparation of this Agreement as a result of the Debenture Default. This amount is included in the Debenture Balance.

4. Obligations; Outstanding Balances; Exchange and Ratification of the Debenture. The Debenture shall be exchanged for the Note pursuant to the Exchange Agreement. Notwithstanding anything to the contrary herein or in the Loan Documents, as of the date hereof, the outstanding balance of the Note shall be deemed and affirmed to be the Debenture Balance minus Twenty-Five Thousand Dollars ($25,000), plus any interest, fees, costs, penalties, expenses, adjustments, and other changes now or hereafter payable by Borrower to Lender under the Loan Documents, with such amounts owing without offset, defense, or counterclaim of any kind, nature, or description whatsoever (the “Note Balance”). The Note shall reflect a six month extension of the original Debenture maturity date, and therefore the Note shall have a maturity date of September 18, 2014. Any reference to the Debenture after the date of this Agreement is deemed to be a reference to the Note. No forbearance, waiver, or amendments other than as set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note.

5. Ownership Limitation. Notwithstanding anything set forth in this Agreement, the Note, or any of the other Loan Documents to the contrary, in the event of a Conversion Notice (as defined in the Note), or other issuance of shares, by Borrower that would result in the beneficial ownership by Lender and its affiliates of more than 9.99% of the outstanding Common Stock (as defined in the Note) of Borrower (the “Ownership Limitation”), then (i) such exercise, right, or election shall constitute a legal, valid, binding and enforceable exercise, right, or election, (ii) to the extent the issuance and/or delivery of shares of Common Stock pursuant to such exercise or election would result in a breach of the Ownership Limitation (the number of shares of Common Stock in excess of the Ownership Limitation, the “Excess Shares”), Borrower shall not be obligated to immediately issue and/or deliver the Excess Shares and shall instead reserve the Excess Shares for issuance to Lender at a later date; and (iii) immediately upon Lender’s delivery to Borrower of written notice that the issuance of all or any portion of the Excess Shares would not result in a breach of the Ownership Limitation, Borrower shall issue and/or deliver to Lender such Excess Shares. The Ownership Limitation is a valid, binding, and non-waivable provision of this Agreement.

6. Rule 144 Opinion Letter. Borrower shall use its best efforts to cause its legal counsel to deliver a legal opinion to its transfer agent within five business days of receipt of a written request from the Lender at any time after the date hereof. Such opinion shall be subject to Lender’s prior approval and shall opine that Lender’s sale of all shares of Common Stock issued and/or delivered to Lender, including those shares issued and/or delivered pursuant to conversions of the Note, shall be exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), by reason of Rule 144 promulgated under the Securities Act and shall further instruct Borrower’s transfer agent to deliver certificates representing shares of Common Stock to Lender without a restricted securities legend in accordance with its conversions of the Note while also instructing the transfer agent that Lender is an intended third-party beneficiary (the “144 Opinion”). Notwithstanding the foregoing, Lender shall have the right, in its sole discretion, to provide a 144 Opinion prepared by counsel to Lender, and Borrower shall accept such 144 Opinion in its reasonable discretion, which shall include the reasonable discretion of Borrower’s counsel.

7. Failure to Comply. Lender’s Forbearance and agreement to enter into this Agreement is conditioned on Borrower’s promise to comply with all of the terms, covenants, and conditions of this Agreement, the Note, and the other Loan Documents. Upon the earlier of the (i) termination of the Forbearance, the (ii) Borrower’s breach of any term or provision in this Agreement, or the (iii) occurrence of any new Event of Default, Lender may, at its election, take any or all of the following actions: (x) withdraw the Forbearance and other accommodations given by Lender herein, (y) exercise its respective rights and remedies under this Agreement, the Loan Documents, and applicable law, in addition to all other available remedies, and (z) declare the Note immediately due and payable.

8. Representations and Warranties. In order to induce Lender to enter into this Agreement, Borrower reaffirms the representations and warranties made by Borrower in Article II of the Purchase Agreement as true and correct in all material respects, in each case as of the date of the Purchase Agreement and as of the date hereof, to the extent that such representations and warranties have not been modified except with the full knowledge of Lender, and in particular those representations and warranties in Sections 2.5, 2.7, 2.10, 2.18 and 2.20; in addition to the representations and warranties set forth in the Purchase Agreement, which are incorporated herein, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, and warrants to Lender that:

(a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent or approval of Borrower, and no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

(b) There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Agreement which would or could materially and adversely affect the understanding of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(c) Except as expressly set forth in this Agreement, Borrower acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Loan Documents.

(d) Borrower hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Borrower (or had the opportunity to be represented by counsel). Borrower further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(e) Other than the Debenture Default and defaults under Sections 7(f) and 7(j) of the Debenture, full details of which have been provided to Lender, Borrower represents and warrants that as of the date hereof no other breach or default under the Loan Documents exists.

9. Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

10. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois without regard to the principles of conflict of laws. Each party hereto submits to the jurisdiction of any state or federal court sitting in Cook County, Illinois in any proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the Loan Documents, such service to become effective ten (10) days after such mailing.

11. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

12. Attorneys’ Fees. If any action at law or in equity is brought by a party to enforce or interpret the terms of this Agreement, the Prevailing Party (as defined hereafter) shall be entitled to reasonable attorneys’ fees, costs and disbursements, in addition to any other relief to which such party may be entitled. “Prevailing Party” shall mean the party in any litigation or enforcement action that prevails on a majority of final rulings, counts, or judgments of dispositive issues adjudicated by a court of competent jurisdiction.

13. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect

14. Entire Agreement; Amendments. This Agreement, together with the Loan Documents and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both Borrower and Lender.

15. Waiver of Jury Trial. Borrower hereby waives the right to trial by jury in an action arising hereunder.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns. Borrower shall not assign any of its rights or obligations under this Agreement. Lender may assign all or a portion of its rights and obligations under this Agreement to one or more third parties on terms and conditions acceptable to Lender without the consent of Borrower, provided that Lender shall promptly provide notice of such assignment to Borrower.

17. Time of Essence. Time is of the essence of this Agreement.

18. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Note and the other Loan Documents shall remain in full force and effect, enforceable in accordance with all of their original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, the Note and the other Loan Documents, the terms of this Agreement shall prevail.

19. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

BORROWER:

KEDEM PHARMACEUTICALS INC.

By: ________________________________
Hassan Salari, Chief Executive Officer

LENDER:

●

By: ●, Manager

By: _________________________________
●, President

[Signature page to Forbearance Agreement]

EXHIBIT A

EXCHANGE AGREEMENT

EXHIBIT B

NOTE

EXHIBIT C

SECURITY AGREEMENT

EXHIBIT D

JUDGMENT BY CONFESSION